                                                                      EXHIBIT 12

                        KRAFT FOODS INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                            ------------------------


                                                                  Three Months Ended
                                                                    March 31, 2002
                                                                    --------------

Earnings before income taxes                                             $1,074

Add (Deduct):
Equity in net earnings of less than 50% owned
   affiliates                                                                (8)
Dividends from less than 50% owned
   affiliates                                                                22
Fixed charges                                                               265
                                                                         ------

Earnings available for fixed charges                                     $1,353
                                                                         ======

Fixed charges:

Interest incurred:
   Interest expense                                                      $  233
   Capitalized interest                                                       1
                                                                         ------
                                                                            234

Portion of rent expense deemed to represent
   interest factor                                                           31
                                                                         ------

Fixed charges                                                            $  265
                                                                         ======

Ratio of earnings to fixed charges                                          5.1
                                                                         ======


                                                                      EXHIBIT 12

                        KRAFT FOODS INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                            ------------------------


                                                  Years Ended December 31,
                                  -----------------------------------------------------------

                                   2001         2000         1999         1998         1997
                                  ------       ------       ------       ------       ------
Earnings before income taxes      $3,447       $3,415       $3,040       $2,999       $3,083

Add (Deduct):
Equity in net earnings
   of less than 50%
   owned affiliates                  (41)         (50)         (51)         (28)         (28)
Dividends from less
   than 50% owned
   affiliates                         21           12           10            9           10
Fixed charges                      1,581          710          646          638          593
Interest capitalized,
   net of amortization                (3)          --           (2)          (1)          (3)
                                  ------       ------       ------       ------       ------
Earnings available for
   fixed charges                  $5,005       $4,087       $3,643       $3,617       $3,655
                                  ======       ======       ======       ======       ======


Fixed charges:
Interest incurred:
   Interest expense               $1,452       $  615       $  547       $  549       $  500
   Capitalized interest                5            3            4            3            5
                                  ------       ------       ------       ------       ------

                                   1,457          618          551          552          505
Portion of rent expense
   deemed to represent
   interest factor                   124           92           95           86           88
                                  ------       ------       ------       ------       ------

Fixed charges                     $1,581       $  710       $  646       $  638       $  593
                                  ======       ======       ======       ======       ======
Ratio of earnings to
   fixed charges                     3.2          5.8          5.6          5.7          6.2
                                  ======       ======       ======       ======       ======
